UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
January 15, 2010

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4309 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (c) On January 15, 2010, Frozen Food Express Industries, Inc. (the “Company”) announced that S. Russell Stubbs, age 46, has been promoted to President of the Company and FFE Transportation Services, Inc., a wholly-owned subsidiary of the company.  John T. Hickerson, age 58, has been promoted to Executive Vice President and Chief Operating Officer of the Company.  In connection with these promotions, Stoney M. Stubbs Jr. has resigned as President of the Company, effective January 15, 2010, but will continue in the role of Chairman and Chief Executive Officer.  A copy of the press release announcing the executive promotions is furnished, but not filed, with the Commission as Exhibit 99.1 to this Current Report on Form 8-K.

S. Russell Stubbs has been with the Company for twenty-four years in areas of increasing responsibility, most recently as Senior Vice President and Chief Operating Officer. Prior to his role as  Senior Vice President and Chief Operating Officer of the Company, Mr. Stubbs served as President of Lisa Motor Lines, a wholly-owned subsidiary of the company, for seven years.  Mr. Stubbs is the son of Stoney M. Stubbs, Jr., the Company’s Chairman and Chief Executive Officer.

Mr. Stubbs will continue under his current compensation arrangement, which includes an annual base salary of $267,323.00, subject to annual increases as determined from time to time by the Compensation Committee of the Company’s Board of Directors. Mr. Stubbs participates in the FFE Transportation Services, Inc. Amended 2005 Executive Incentive Bonus and Restricted Stock Plan (the “Executive Plan”).  Under the Executive Plan, Mr. Stubbs is eligible to receive (i) an annual cash bonus up to 125% of his base salary and (ii) shares of restricted stock of the Company in an amount up to 50% of the value of his cash bonus which vest in equal amounts over a period of three years.  Mr. Stubbs also participates in the FFE Transportation Services, Inc. Incentive Bonus Plan with a maximum payout of three weeks of his base salary.  Additionally, Mr. Stubbs currently receives a car allowance of $6,000 per year and is eligible for a holiday bonus equivalent to one week of his base salary.   Mr. Stubbs is also eligible to participate, in the Company’s broad-based employee benefits programs.

John T. Hickerson joined the Company in January of 2007 as President of American Eagle Lines and was most recently Senior Vice President and Chief Marketing Officer of the company, as well as President of FFE Logistics, Inc..  Mr. Hickerson has thirty-three years of industry experience and has been in senior leadership roles since 1986.

Mr. Hickerson will continue under his current compensation arrangement, which includes an annual base salary of $256,150.00, subject to annual increases as determined from time to time by the Compensation Committee of the Company’s Board of Directors. Mr. Hickerson participates in the FFE Transportation Services, Inc. Amended 2005 Executive Incentive Bonus and Restricted Stock Plan (the “Executive Plan”).  Under the Executive Plan, Mr. Hickerson is eligible to receive (i) an annual cash bonus up to 125% of his base salary and (ii) shares of restricted stock of the Company in an amount up to 50% of the value of his cash bonus which vest in equal amounts over a period of three years.  Mr. Hickerson also participates in the FFE Transportation Services, Inc. Incentive Bonus Plan with a maximum payout of three weeks of his base salary.  Additionally, Mr. Hickerson currently receives a car allowance of $6,000 per year and is eligible for a holiday bonus equivalent to one week of his base salary.  Mr. Hickerson is also reimbursed by the Company for club membership dues of $6,600 per annum.   Mr. Hickerson is also eligible to participate, in the Company’s broad-based employee benefits programs.

ITEM 9.01.	Financial Statements and Exhibits
(a)	Financial statements of business acquired.
Not applicable.
(b)	Pro-forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits
99.1
Press Release regarding the announcement of promotions of S. Russell Stubbs to President and John T. Hickerson to Executive Vice President and Chief Operating Officer of Frozen Food Express Industries, Inc. dated January 15, 2010.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: January 15, 2010	By:	/s/ John R. McManama
John R. McManama Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.1
Press Release regarding the announcement of promotions of S. Russell Stubbs to President and John T. Hickerson to Executive Vice President and Chief Operating Officer of Frozen Food Express Industries, Inc. dated January 15, 2010.